UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2023

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 North Dearborn Street, 4th Floor,
Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of R. Michael Smullen

On July 19, 2023, R. Michael Smullen, a member of the board of directors (the “Board”) of Verano Holdings Corp., a British Columbia corporation (the “Company”), informed the Company of his intention to resign from the Board and on July 19, 2023 the Board accepted Mr. Smullen’s resignation. Mr. Smullen’s resignation was not the result of any disagreement between Mr. Smullen and the Company, its management, the Board or any committee of the Board, or with respect to any matter relating to the Company’s operations, policies and practices, and such resignation is solely related to his desire to retire.

(d) Appointment of John Tipton and Charles Mueller

On July 19, 2023, the Board approved an increase of the Board size from four to five members, and to fill the two vacancies the Board appointed John Allen Tipton, the Company’s President of the Southern Region, and Charles Frederick Mueller to serve as members of the Board, effective immediately. Additionally, the Board appointed Mr. Mueller as a member of the Audit Committee of the Board, effective immediately.

Determination of Independence and Financial Expert; Arrangements; Related Party Transactions

The Board determined that Mr. Mueller is independent within the meanings of sections 1.4 and 1.5 of Canadian National Instrument 52-110- Audit Committees (“NI 52-110”), the listing rules of the Nasdaq Stock Market (“Nasdaq”), and applicable rules of the U.S. Securities and Exchange Commission (the “SEC”). The Board also determined that Mr. Mueller meets the financial literacy standards of section 1.6 of NI 52-110 and the financial expert standards of the listing rules of Nasdaq and the rules of the SEC.

There are no arrangements or understandings between Mr. Mueller and any other persons pursuant to which Mr. Mueller was selected as a member of the Board. There are no relationships or related transactions between Mr. Mueller and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

There are no arrangements of understanding between Mr. Tipton and any other persons pursuant to which Mr. Tipton was selected as a member of the Board.

As disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023, John Mitchell Tipton (Mitch Tipton), an immediate family member of John Allen Tipton, was employed by Plants of Ruskin, LLC prior to the Company acquiring Plants of Ruskin, LLC in February of 2021 and his employment continued after the acquisition. Currently Mitch Tipton serves as the Company’s Executive Vice President, Director of Cultivation. As compensation for such position, during the year ended December 31, 2022, Mitch Tipton received a cash salary of $192,538, a cash bonus of $33,000 and a grant of 50,695 Company restricted stock units, which had a fair market value of $392,886 on the date of grant. Mr. Tipton’s related party transaction was previously approved by the Audit Committee of the Board pursuant to the Company’s Related Party Transaction Policy.

Biographical Information

Since 2021, Mr. Mueller has provided independent corporate tax consulting services to Tropicana Products, Inc. and Cresa Partners Boston, Inc. From 1985 to 2021, Mr. Mueller served in increasingly senior tax roles in his 36 years at PepsiCo, Inc., including as Vice President, State and Local Tax of the PepsiCo Corporate Division from April 2012 to May 2021. In these roles, Mr. Mueller was responsible for all tax planning, accounting, compliance, audit, Sarbanes-Oxley Act compliance and controversy management arising at the state and local level. Prior to his service with PepsiCo, Inc. Mr. Mueller served as a tax professional at a number of institutions, including Avon Products, Inc., SCM Corporation and Intercontinental Hotels Corporation. Mr. Mueller holds a Bachelor of Science in Accounting from Providence College and has a PTIN and ERO license from the Internal Revenue Service. Mr. Mueller’s extensive experience in tax matters, accounting, compliance and audit will enhance the Audit Committee functions and provide valuable expertise to the Company.

Since June 2023, Mr. Tipton has served as President of the Southern Region of the Company, and previously served as President of the Company since February 2021. Prior to joining the Company, beginning in 1997, Mr. Tipton served as Chief Executive Officer of Artesian Farms, Dickman Investments and Plants of Ruskin, LLC, which became a subsidiary of the Company upon its acquisition in February 2021. As Chief Executive Officer of Plants of Ruskin, LLC, Mr. Tipton successfully spearheaded the acquisition of a highly coveted vertically integrated medical marijuana treatment center license in Florida. Mr. Tipton earned a degree in accounting (magna cum laude) from Wheeling College in 1988 and has been a registered certified public accountant since 1993. Mr. Tipton’s acumen in accounting, finance, agriculture, and construction developed through his experience as founder and Chief Executive Officer of Plants of Ruskin, LLC, have been directly applied in his officer positions with the Company.

Compensation

Mr. Mueller will receive a one-time grant of restricted stock units under the Company’s Stock and Incentive Plan with a grant-date fair value of $208,333. The restricted stock units will vest in four equal installments on each of June 1, 2024, December 1, 2024, June 1, 2025 and December 1, 2025. In addition, Mr. Mueller will receive an aggregate annual cash fee of $50,000, which will be paid in arrears in equal quarterly installments of $12,500 and pro-rated for the third quarter of 2023 in the amount of $8,333.

Mr. Tipton will not receive additional compensation for services rendered as a member of the Board, unless and until such time as Mr. Tipton is no longer an officer and employee of the Company. Mr. Tipton will continue to receive compensation for services rendered as President of the Southern Region of the Company.

Item 7.01 Regulation FD Disclosure.

On July 20, 2023, the Company issued a press release announcing the Board changes as described in Item 5.02 to this Current Report on Form 8-K. A copy of such press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1 incorporated by reference herein, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filings under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on July 20, 2023
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERANO HOLDINGS CORP.

Date: July 20, 2023	By:	/s/ Laura Marie Kalesnik
	Name:	Laura Marie Kalesnik
	Title:	Chief Legal Officer, General Counsel & Secretary